Exhibit 10.2
                                                              ------------


                          EMPLOYMENT AGREEMENT




           AGREEMENT dated as of the 1st day of January, 2005 by and between ASSESSMENT AND EVALUATION CONCEPTS INC., a Massachusetts corporation with its principal place of business at 74 Warren Street East, Raynham, Massachusetts, 02767 (the "Corporation") and RICHARD S. ZUSMAN, ED.D., an individual residing at 74 Warren Street East, Raynham, Massachusetts, 02767 ("Employee").

                          W I T N E S S E T H:
                          --------------------

           WHEREAS, on the Effective Date hereof, the Corporation has become a wholly-owned subsidiary of Touchstone Applied Science
Associates, Inc. ("TASA"), a Delaware corporation; and

           WHEREAS, the Corporation recognizes the importance of retaining its highly qualified employees by offering a certain degree of security to such individuals against personnel changes; and

           WHEREAS, the Corporation desires to assure fair treatment of such qualified employees and thereby increasing their willingness to remain with the Corporation; and

           WHEREAS, the Board of Directors (the "Board") of the Corporation in recognition of the acquisition of the Corporation by TASA, believes it is essential to provide Employee with such degree of security and secure the services of Employee for the Corporation, and, in order to accomplish these objectives, the Board has caused the Corporation to enter into this Agreement.

           NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

           1.      EMPLOYMENT AND TERM.  Subject to the terms and
                   --------------------
conditions of this Agreement, the Corporation agrees to employ Employee, and Employee hereby accepts employment by the Corporation, for a term beginning as of January 1, 2005 (the "Effective Date") and, except as provided below, ending on the second anniversary of the Effective Date (the "Expiration Date"); provided, however, on the Expiration Date and each annual anniversary of the Expiration Date (such date and each annual anniversary thereof is hereafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate one (1) year from such Renewal Date, unless (i) for each of years three and four at least six (6) months prior to the applicable Renewal Date (January 1, 2007 and January 1, 2008) or (ii) for each year thereafter at least three
(3) months prior to the Renewal Date, TASA, the Corporation or Employee shall give written notice to the others that the term of the Agreement shall not be so extended.

           2.      CERTAIN DEFINITIONS.
                   --------------------

           (a)     "The Code"   A reference herein to a section of the
                   ----------
Internal Revenue Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

           (b)     "The Exchange Act"  A reference herein to a section of
                   ------------------
the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any rule or regulation enacted or promulgated as a successor thereto.

           (c)     "Subsidiary(ies)" means a company fifty (50%) percent
                   -----------------
or more of the voting securities of which are owned by the Corporation or TASA or a subsidiary of TASA.

           (d)     "Employee Benefit Plan" means any written plan
                   -----------------------
providing benefits for employees of the Corporation, TASA or any Subsidiary.

           3.      EMPLOYEE DUTIES AND REPRESENTATIONS.
                   ------------------------------------

           (a)     Employee Duties.  During the Employment Term, Employee
                   ---------------
shall serve in a capacity as Chief Executive Officer of the
Corporation and its Clerk, or in such other related capacity or
capacities as may be determined by the Board.   Employee shall
perform such services as are customary for the Chief Executive
Officer of a corporation the principal business of which is test assessment and evaluation and such other services as may be required or requested by the Board or the Chief Executive
Officer of TASA in connection with the operation of the Corporation, TASA or its Subsidiaries. Employee shall report directly to the Chief Executive Officer of TASA. Employee shall be headquartered at Raynham, Massachusetts, or any office or location of the Corporation as the Board or the President shall reasonably request.

           (b)     Employee Best Efforts.  During the Employment Term,
                   ---------------------
and excluding any periods of vacation and sick leave, Employee agrees to devote best efforts on a part-time (50%) basis to the business and affairs of the Corporation, to discharge the
responsibilities assigned to Employee hereunder, and to perform
faithfully and efficiently such responsibilities.   Any
modifications to the part-time (50%) commitment shall be mutually agreed to in writing.

           (c)     Permitted Activities.  During the Employment Term it
                   --------------------
shall not be a violation of this Agreement for Employee to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (C) manage personal investments, so long as Employee's duties in connection with any of (A), (B) and (C) do not unreasonably interfere with Employee's duties under this Agreement.

           (d)     Employee Representations and Warranties.  Employee
                   ---------------------------------------
represents and warrants to the Corporation that the execution and delivery of this Agreement shall not conflict with, or violate the terms of, or constitute a breach of any other agreement or document to which he is a party, including, but not limited to any employment, consulting, non-competition, restrictive covenant or other form of confidentiality agreement.

           4.      COMPENSATION.
                   -------------

           (a)     Base Salary.  During the Employment Term, the
                   -----------
Corporation shall pay to Employee, in equal installments no less frequently than monthly (or at such other intervals as are in effect from time to time for other key employees of TASA), an annual base salary (the "Base Salary") of Sixty-Six Thousand ($66,000.00) Dollars.

           (b)     Annual Bonus.  In addition to Base Salary, Executive
                   ------------
shall be awarded, for each of the first four (4) years of this Agreement, beginning with the first year of this Agreement, an annual bonus provided "Annual Gross Revenues" of the Corporation are in excess of one hundred twenty-five (125%) percent of the immediately prior year's Annual Gross Revenues ("Annual Bonus").
Annual Gross Revenues for calendar year 2004 shall be determined by the accountant for the Corporation as soon as practicable within calendar year 2005 and shall be binding upon the parties hereto.

                   "Annual Gross Revenues" shall mean (i) the aggregate of all revenues of the Corporation as reported by the accountants for the Corporation in accordance with generally accepted accounting principles consistently applied, plus (ii)
shadow earnings.  "Shadow earnings" shall be defined as all
revenues reported by TASA or any Subsidiary (other than the
Corporation) from services performed by employees of the
Corporation at the request of TASA or such Subsidiary, but
specifically excluding any such revenues from "located" projects
as defined in 4(c) below.   Shadow earnings shall be calculated
by applying the ratio of the direct labor cost for the project involved for the hours of the project against the hours of service performed by all employees in the Corporation in connection with such project.

                   The Annual Bonus shall be a percentage (the "Annual Bonus Percentage") applied to such excess of Annual Gross
Revenues.  The Annual Bonus Percentages are as follows:

Calendar Year                             Percentage
-------------                             ----------
2005                                      Five (5%) Percent
2006                                      Three (3%) Percent
2007                                      Two (2%) Percent
2008                                      One (1%) Percent

           (c)     Referral Bonus.  In addition to Base Salary and the
                   --------------
Annual Bonus, if any, during the term of this Agreement Employee shall be entitled to a Referral Bonus based on revenues generated by TASA or any Subsidiary, other than the Corporation, from sole source, non-bid, non-RFP projects "located" by Employee or the Corporation and performed by TASA or such other Subsidiary and not otherwise known to TASA or such other
Subsidiary prior to referral thereof by Employee or the Corporation. The final determination of which projects were known shall be made in good faith by the Chief Executive Officer of TASA. For purposes of this bonus, the term "located" shall mean receipt by TASA or such other Subsidiary from Employee or the Corporation of written communication of the existence of such project, and shall not mean the date in which a project bid is submitted or the project awarded. The Referral Bonus for each project shall be calculated on the "Annual Gross Revenues" for such project. "Annual Gross Revenues" shall be defined as the aggregate of all revenues of TASA and such other Subsidiary for each unknown project awarded to TASA or such other
Subsidiary for each fiscal year which revenues are actually received (not accrued). The Referral Bonus shall be calculated as:

Two (2%) Percent of Annual Gross Revenues for projects located in FY 2005 and 2006

One (1%) Percent of Annual Gross Revenues for projects located in FY 2007 and 2008

The Referral Bonus shall be payable for the entire initial term of the unknown project based on year located and regardless of the date of payment. No Referral Bonus will be paid on any extensions or renewals of a project. For example, a two year project located in 2005 which generates Annual Gross Revenues of $50,000 in each of March and December of 2005 and 2006 shall earn a Referral Bonus as follows:

           As of the end of the first fiscal year (10/31/05) $50,000 in Annual Gross Revenues (March 2005) would have been received and 2% shall be due and payable to Employee ($50,000 x 2% =
$1,000).

           As of the end of the second fiscal year (10/31/06) $100,000 in Annual Gross Revenues (December 2005 and March 2006) would have been received and 2% shall be due and payable to Employee
($100,000 x 2% = $2,000).

           As of the end of the third fiscal year (10/31/07) $50,000 in Annual Gross Revenues (December 2006) would have been received and 2% shall be due and payable to Employee ($50,000 x
2% = $1,000).

           (d)     First Year Bonus Adjustment.  As a result of the
                   ---------------------------
acquisition of the Corporation by TASA, the Corporation will effect a change in its fiscal year such that it will have a short fiscal year in 2005 of ten months (ending October 31, 2005). All relevant bonus formulas for 2005 shall be calculated on a 10/12 ratio as a result.

           (e)     Payment of Bonuses.  Each of the Annual Bonus and
                   ------------------
Referral Bonus, if any, will be estimated and paid within thirty
(30) days of fiscal year end of the Corporation, provided that each Bonus shall be subject to a final adjustment based on the audited financial statements of the Corporation and TASA and any other Subsidiary. In the event of a termination of employment prior to the end of any calendar year of this Agreement, the Annual Bonus and Referral Bonus shall each be calculated as described above as at the applicable fiscal year end, and, if applicable, a pro rata portion of each such bonus shall be paid, based upon the actual number of completed months that Employee was employed in the applicable bonus year.

           (f)     Incentive, Savings, Welfare Benefit Plans and
                   ---------------------------------------------
Retirement Plans.  In addition to Base Salary, Employee shall be
----------------
eligible to participate in or benefit from, such medical insurance, life insurance, disability insurance, pension, bonus, profit-sharing, stock option, stock purchase and any other fringe benefit plans, practices, programs or policies provided by the Corporation or TASA to Employee in accordance with the terms of such plans, practices, programs and policies, as amended from time to time.

           (g)     Key Man Insurance.  Employee agrees that, subject to
                   -----------------
approval of the Chief Executive Officer of TASA, the Corporation or TASA may obtain key man life insurance with respect to Employee, and in connection therewith, Employee agrees to submit to all reasonable and customary examinations requested by the provider of such life insurance.

           (h)     Expenses.  Employee shall be entitled to reimbursement
                   ----------
for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his duties hereunder in accordance with the policies, practices and procedures of TASA as amended from time to time.

           (i)     Disability. Except as hereinafter provided, the
                   ----------
Corporation shall pay Employee for a period, during the Employment Term in which he is unable fully to perform his duties because of physical or mental disability or incapacity, an amount and for the period of time required under the TASA Personnel Handbook, as it may be amended by TASA from time to time.

           (j)     Vacation.  During the Employment Term, Employee shall
                   --------
be entitled to paid vacation in accordance with the plans, practices, policies and programs of TASA as amended from time to time. Vacation based on part-time (50%) employment is currently ten (10) days.

           5.      STOCK OPTIONS.
                   -------------

           (a) As part of the consideration to be paid to Employee for his services hereunder, Employee shall be eligible to participate in any stock incentive plan adopted by TASA (the
"Plan") for which an executive level employee may participate.

           (b) As an incentive to enter into this Agreement and pursuant to the terms of the Stock Purchase Agreement dated as of December 31, 2005, TASA, immediately upon the Effective Date of this Agreement, shall deliver to Employee a Stock Option Agreement pursuant to TASA's 2000 Stock Option Incentive Plan, granting to Employee options for twenty-five thousand (25,000) shares of the common stock of TASA at fair market value as of the Effective Date.

           6.      RIGHTS OF TERMINATION.
                   ----------------------

           (a)     Cause.  During the Employment Term, the Chief
                   -----
Executive Officer of TASA shall have the right, at any time effective upon notice to Employee, to terminate Employee's employment for "Cause" (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) an act or acts of personal dishonesty engaged in by Employee, (ii) violations by Employee of Employee's obligations under Section 3 of this Agreement, which are not remedied within thirty (30) days after receipt of written notice from the Corporation or TASA; (iii) commission by Employee of a felony or any act of embezzlement or misappropriation of funds; or (iv) material breach of any representation or warranty hereunder or fraud or gross negligence in the performance of his duties hereunder.

           (b)     Disability; Death.  In the event that Employee, due
                   -----------------
to physical or mental disability or incapacity, is unable to substantially perform his duties hereunder in the reasonable opinion of the Chief Executive Officer of TASA for (i) a period of three (3) or more successive months, or (ii) forty-two days in any six month period, the Corporation or Employee shall have the right to terminate this Agreement and Employee's employment hereunder upon thirty (30) days' prior written notice and termination shall be effective on the 30th day after receipt of such notice (the "Disability Effective Date"). If Employee dies during the Term, this Agreement shall terminate immediately upon his death.

           (c)     Voluntary Termination.  Employee may terminate this
                   ---------------------
Agreement on six (6) months prior written notice to the Corporation at any time after the second anniversary of the Effective Date.

           (d)     Notice of Termination.  Any termination of Employee's
                   ---------------------
employment by the Corporation or by Employee shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16 of this Agreement.

           (e)     Date of Termination.  "Date of Termination" means the
                   -------------------
date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if Employee's employment is terminated by reason of death, Disability or Voluntary Withdrawal, the Date of Termination shall be the date of death of Employee, the Disability effective date or the last date of employment, as the case may be.

           (f)     Liquidated Damages.  If this Agreement is terminated
                   ------------------
at any time prior to the fourth anniversary of the Effective
Date, either (i) by the Corporation for Cause, or (ii) by the Employee (except as a result of his death or Disability), Employee shall pay the following amounts to the Corporation in connection with the Termination Date as liquidated damages for losses to the Corporation from its investment in the Employee:

           1.  Termination in the first or second year - $50,000.
           2.  Termination in the third or fourth year - $25,000.

           7.      EFFECTS OF TERMINATION.
                   -----------------------

           (a)     Termination other than Cause or Voluntary Withdrawal.
                   ----------------------------------------------------
In the event that Employee's employment is terminated other than pursuant to Section 6(a) or 6(c) hereof, Employee's employment hereunder shall terminate without further obligations to Employee, other than those obligations accrued or earned and vested (if applicable) by Employee through the Date of Termination, including for this purpose all "Accrued
Obligations", defined as those obligations accrued or earned and vested (if applicable) by Employee as of the Date of Termination, including, for this purpose (i) Employee's pro rata
Base Salary accrued but unpaid as of the Date of Termination;
(ii) any compensation previously deferred by Employee (together with any accrued earning thereon) and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Company; (iii) if applicable, all amounts payable to the estate or designated beneficiaries of Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Corporation, and/or all other amounts payable pursuant to Section 4 hereof; and (iv) the pro rata share, if any, of any Annual Bonus or Referral Bonus payable to Employee under the terms of Section 4.

           (b)     Termination for Cause or Voluntary Withdrawal.  In the
                   ---------------------------------------------
event Employee is terminated pursuant to Section 6(a) or 6(c) above, the Corporation shall pay to Employee all Accrued
Obligations listed in Section 7(a) (i), (ii), (iii) and (iv) above only.

           (c)     Payment of Accrued Obligations and Options.  Upon
                   ------------------------------------------
termination of the employment of Employee for any reason:

               (i) the Corporation shall pay to Employee all Accrued Obligations such that the Accrued Obligations specified in
Section 4 hereof, shall be paid to Employee in a lump sum in cash within 30 (thirty) days of the Date of Termination, and the
other 	Accrued Obligations shall be paid in accordance with
Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations; and

               (ii) all then unexercised options shall immediately and automatically terminate.

           8.      CONFIDENTIALITY.
                   ----------------

           (a)     Confidential Information.  Employee understands and
                   ------------------------
acknowledges that as a result of Employee's employment with the Corporation and involvement with the business of the Corporation and TASA and its Subsidiaries (collectively, the "TASA
Entities"), he is or shall necessarily become informed of, and have access to, confidential information of the TASA Entities, including, without limitation, inventions, patents, patent applications, trade secrets, technical information, know-how, plans, specifications, financial information and business strategy, marketing plans and information, pricing information, identity of customers and prospective customers and identity of suppliers, and that such information, even though it may have been or may be developed or otherwise acquired by Employee, is the exclusive property of the TASA Entities, as applicable, to be held by Employee in trust and solely for the benefit of the TASA Entities. Employee shall not at any time, either during or subsequent to his employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, or use, any of the confidential information of the TASA Entities, without the written consent of the Board of the entity involved, except for use on behalf of the TASA Entities in connection with their business, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.

           (b)     Return of Materials.  Upon the termination of his
                   -------------------
employment with the Corporation for any reason, Employee shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the business of all TASA Entities which are in Employee's possession or control.

           9.      NON-COMPETITION.
                   ----------------

           (a) Employee agrees that, for a period commencing on the date hereof and ending one (1) year after the termination of his employment with the Corporation for any reason, he shall not, anywhere in the United States (or for such lesser area or such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Employee) directly or indirectly:

               (i) solicit or attempt to solicit business of any customers of any TASA Entity (including prospective customers solicited by any TASA Entity during the term of his employment) for products or services the same or similar to those offered, sold, produced or under development by any TASA Entity during the term of his employment therewith or dealt in by Employee during his employment with the Corporation;

               (ii) solicit or attempt to solicit for any business endeavor any employee of any TASA Entity;

               (iii) interfere with any business relationship between any TASA Entity and any other person or entity;

               (iv) use the name of the Corporation, TASA, a Subsidiary or a name similar thereto; or

               (v) except as permitted in Section 9(b) below, render any services as an officer, director, employee, partner, member, consultant, subcontractor or otherwise to, or have any interest as a stockholder, partner, member, lender or otherwise in, any entity which is engaged in activities which, if performed by Employee would violate this Section 9.

           (b) Employee shall not be deemed to have violated the provisions of Section 9(v) if he is rendering services to, or has an interest in, an entity in which he, or he and Pasquale J.
DeVito, Ph.D., are the sole shareholders, members, partners or proprietors of such entity.

           10.     REMEDIES AND SURVIVAL.  Because the Corporation does
                   ----------------------
not have an adequate remedy at law to protect its interest in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, or its business from Employee's competition, the Corporation, TASA and each of its Subsidiaries shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 8 or 9, be available to the Corporation, TASA and each of its Subsidiaries. The provisions of Sections 8 and 9 and this Section 10 shall survive any termination of Employee's employment with the Corporation for any reason whatsoever.

           11.     SET-OFF.  The payments and performance by the
                   --------
Corporation as provided for in this Agreement shall be subject to any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against Employee.

           12.     ENTIRE AGREEMENT.  This Agreement sets forth the
                   -----------------
entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or terminated except by another agreement in writing executed by the Corporation TASA and Employee. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement or such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.

           13.     SEVERABILITY.  If any provision of this Agreement is
                   -------------
held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

           14.     ASSIGNMENT; SUCCESSORS AND ASSIGNS.  This Agreement is
                   -----------------------------------
personal to Employee and without the prior written consent of the Corporation shall not be assignable by Employee. This
Agreement is binding upon and shall inure to the benefit of the parties, and each of their successors and assigns.

           15.     COMMUNICATIONS AND NOTICES.  All notices and other
                   ---------------------------
communications under this Agreement shall be in writing and shall be deemed to have been duly given three (3) business days after they are mailed in any United States post office enclosed in a registered or certified postage-paid envelope and addressed as set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other parties, or delivered by Federal Express or a similar overnight courier to such address with evidence of delivery; provided, however, that any notice of change of address shall be effective only upon receipt.

           16.     CONSTRUCTION; COUNTERPARTS.  The headings contained in
                   ---------------------------
this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

           17.     VALIDITY.  The invalidity or unenforceability of any
                   ---------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. A party's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision. This Agreement contains the entire understanding of the Corporation and Employee with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Employee is a participant or under which Employee is a beneficiary.

           18.     GOVERNING LAW.  This Agreement shall be governed by
                   --------------
and construed under the laws of the State of New York.

           IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first above written.

                                          ASSESSMENT and EVALUATION
                                          CONCEPTS INC.



                                          By:______________________________
                                             Name:   Pasquale J. DeVito, Ph.D.
                                             Title:  President


                                             EMPLOYEE:


                                             ____________________________
                                             Richard S. Zusman, Ed.D.

                                          TOUCHSTONE APPLIED SCIENCE
                                          ASSOCIATES, INC.


                                          By:____________________________
                                             Name:   Andrew L. Simon
                                             Title:  President